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                                                                   EXHIBIT 10.17


                        AMENDMENT TO TRANSFER AGREEMENT

         THIS AMENDMENT is entered into as of the 16th day of December, 1996, by and between VIRGINIA GAS COMPANY ("VGC"), a Delaware corporation, and TENNECO ENERGY MARKETING COMPANY ("TEMC"), a Kentucky corporation and successor-in-interest to TENNECO ENERGY RESOURCES CORPORATION "TERC"), a Delaware corporation.

                                   WITNESSETH

         WHEREAS, VGC and TERC entered into a certain Transfer Agreement as of February 29, 1996, pertaining to a certain natural gas storage facility in or near Saltville, Virginia;

         WHEREAS, VGC made and delivered a certain Promissory Note dated February 29, 1996, payable to the order of TERC in the principal sum of ONE MILLION SEVEN HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($1,725,000), together with interest on the unpaid principal as provided therein, pursuant to the terms and conditions of the Transfer Agreement;

         WHEREAS, Section 1.2 of the Transfer Agreement sets forth the schedule of payments from VGC to TERC, including payments of principal and interest due under the Promissory Note;

         WHEREAS, pursuant to Section 1.2(b)(iv) of the Transfer Agreement, VGC has elected to pay the remaining principal and interest under the Promissory
Note in installments, rather than in a single payment on December 10, 1996, with the obligation to pay such installments to be secured by letter of credit or other form of security acceptable to TERC;

         WHEREAS, the parties hereto have agreed to amend the schedule of payments of remaining principal and interest under the Promissory Note, and have agreed on an acceptable form of security therefor;

         WHEREAS, on October 31, 1996, TERC was merged into CHANNEL INDUSTRIES GAS COMPANY ("Channel"), a Delaware corporation, thereby causing Channel to succeed to the interest of TERC under the Transfer Agreement and the Promissory Note;

         WHEREAS, Channel has assigned its interest under the Transfer Agreement and the Promissory Note to its subsidiary, TEMC;

         NOW, THEREFORE, VGC and TEMC hereby agree to amend the Transfer Agreement by deleting Sections 1.2(b)(iii) and 1.2(b)(iv) in their entirety; and substituting in lieu thereof the following provisions:

         "(iii) $390,000 on or before December 24, 1996

          (iv)  $243,750 on March 15, 1997;

          (v)   $243,750 on June 15, 1997;
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          (vi)  $243,750 on September 15, 1997; and

          (vii) $243,750 on December 15, 1997.

On or before December 31, 1996, VGC shall provide to TEMC a letter of credit in form and substance acceptable to TEMC from an issuer acceptable to TEMC, securing VGC's payment obligations hereunder in the amount of EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000). After making each of the payments provided for in (iv), (v), and (vi) above, VGC shall have the option of replacing the letter of credit then applicable hereto with different letters of credit in the amounts of $637,500, $425,000, and $212,500, respectively."

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized representatives as of the day and year first written above.

VIRGINIA GAS COMPANY                TENNECO ENERGY MARKETING COMPANY




By:     /s/ M.L. EDWARDS            By:    /s/ WAYNE B. ALLRED
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Name:     M.L. EDWARDS              Name:       WAYNE B. ALLRED
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Title:    President                 Title:     Vice President & Treasurer
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